EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter the "Agreement"), is entered into to be effective as of the __22nd__ day of __November__, 1999, by and between iSHOPPER, INC., a Nevada corporation (hereinafter referred to as the "Company") and ___DOUGLAS SHANE HACKETT____ (hereinafter referred to as "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires the knowledge, skills, and ability of the Employee for the benefit of the Company; and

         WHEREAS, the Employee wishes to be employed by the Company in accordance with the terms of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and of the salary, wages, or other compensations paid for Employee's services in the course of Employee's employment, the Company and the Employee agree as follows:

         A. Employment - The Company hereby employs the Employee upon the terms and conditions hereinafter set forth, and the Employee hereby accepts employment upon said terms and conditions.

         B. Employment Duties - The Company hereby employs the Employee in the position of _CHIEF EXECUTIVE OFFICER ("CEO")_ of the Company, and Employee shall perform all duties that are customarily performed by one holding such a position, and all other duties hereafter reasonably assigned to Employee by the board of directors and president of Company. The Employee shall perform all of his duties at such place or places as the interest, needs, business or opportunity of the Company shall reasonably require.

         C. Best Efforts and Devotion of Employee - Employee will faithfully, and to the best of Employee's ability, experience and talents, perform all of the employment duties that are required of Employee under this Agreement including devoting necessary business time to and for the benefit of the Company and keeping free from conflicts or activities which would be detrimental to or interfere with the business of the Company or the performance of Employee's duties for and on behalf of the Company. Employee further agrees to use his/her best efforts to comply with any and all Company policies and with instructions from the Company that the Company may give Employee from time to time through its board of directors and/or president to promote and maintain the success, quality, professionalism and reputation of the Company.

         D. Term of Employment - The term of this Agreement shall be for an initial period of two years, subject to termination only in accordance with paragraph L. At the end of the initial term, and each year thereafter, this Agreement shall automatically renew for an additional year, unless the Company or Employee elects not to renew the Agreement and provides written notice of such election at least 60 days prior to the end of the term.

         E. Compensation - For the duties and services to be performed by Employee hereunder, the Company shall pay Employee and Employee agrees to accept the salary and other benefits described below in this paragraph.

         Employee shall receive a base salary of $300,000 per year, with an additional $9,600 per year as a car allowance, payable in installments at such times as the other executive officers of the Company are paid, but not less frequently than monthly. The base salary shall be reviewed annually by the Company's Board of Directors or its compensation committee and any increase will be effective as of the date determined appropriate by the Board or its compensation committee. Employee's base salary, as in effect from time to time hereunder, shall not be decreased during the term of this Agreement.

         Employee shall also receive, as additional compensation, and upon execution of this Agreement by both parties hereto, one million (1,000,000) shares of the Company's restricted common stock, issued pursuant to Rule 144 of the rules of the Securities Exchange Commission. Employee is also granted rights to up to one million (1,000,000) additional shares of the Company's restricted common stock, which rights shall vest upon satisfaction of those certain performance milestones, and at the rates identified to each milestone, all as detailed at Addendum A attached hereto, which addendum has been initialed by both parties to this Agreement and by this reference is incorporated herein. EMPLOYEE ACKNOWLEDGES THAT THE SHARES THUS RECEIVED AND TO WHICH EMPLOYEE MAY BE ENTITLED ARE NOT AND WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. EMPLOYEE FURTHER ACKNOWLEDGES THAT SUCH SECURITIES MAY NOT BE REOFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

         Employee shall also be eligible to participate in the Company's incentive stock option plan, which the Company shall adopt and implement on or prior to December 31, 1999. By virtue of his position in management, Employee shall have input into the terms and provisions of said stock option plan documents. At a minimum, however, options granted to Employee under said plan shall vest as and at a rate and under terms not less favorable than the most favorable terms granted to the Company's President and other executive employees. The plan documents shall also govern the termination of any option rights that are not fully vested upon the termination of the employment of Employee, but shall provide for rights to unvested options in the event of (1) change of control of the Company, (2) termination of employment by the Company without cause, (3) termination by Employee with good reason, or (4) Employee's death or disability, all as shall be defined in the plan documents.

         Employee shall also be authorized to incur and shall be reimbursed by the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies, as the same are adopted from time to time by management or the Board of Directors.

F. Confidentiality - Except as required in the performance of Employee's work for the Company, Employee will not use or disclose any Confidential Information of the Company, either during or after Employee's employment with the Company.

As used herein, "Confidential Information" means information, including any formula, pattern, compilation, program, device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes of this Agreement, "Confidential Information" includes both information disclosed to Employee by the Company and information developed by Employee in the course and within the scope of Employee's employment with the Company, but shall not include any information which would otherwise constitute "Confidential Information" hereunder but which (1) was developed by Employee at times when the Employee was not discharging his duties hereunder and (2) was not developed utilizing any resources, including proprietary information, of the Company.

         The types and categories of information which the Company considers to be its Confidential Information include: (a) specifications, descriptions, designs, dimensions and tolerances of products, parts and components; (b) plans, blueprints, part and assembly drawings and circuit diagrams; (c) computer programs (whether in the form of source code, object code or any other form including software, firmware, and programmable array logic), formulas, algorithms, methods, techniques, processes, designs, specifications, diagrams, flow charts, manuals, descriptions, instructions, explanations, improvements, and the ideas, systems and methods of operation contained in such programs; (d) information concerning or resulting from research and development work performed by or on behalf of the Company; (e) information concerning the Company's management, financial condition, financial operations, purchasing activities, sales activities, marketing activities and business plans; (f) information acquired or compiled by the Company concerning actual or potential customers; and (g) all other types and categories of information (in whatever form) with respect to which, under all the circumstances, Employee knows or has reason to know that the Company intends or expects secrecy to be maintained and as to which the Company has made reasonable efforts to maintain its secrecy.

         The Company may also advise Employee from time to time as to restrictions upon the use or disclosure of specified information which has been licensed or otherwise disclosed to the Company by third parties pursuant to license or confidential disclosure agreements which contain restrictions upon the use or disclosure of such information. Employee agrees to abide by the restrictions upon use and/or disclosure contained in such agreements. In addition, Employee will not use or disclose to the Company any confidential or proprietary information belonging to others without the consent of the person to whom such information is confidential, and Employee represents that Employee's employment with the Company will not require the use of such information or the violation of any confidential relationship with any third party.

         If and when Employee's employment with the Company is terminated, Employee shall neither use nor disclose the Confidential Information referred to above except only upon the prior written authorization from the Company, and Employee shall not take with Employee any data or information in any form (including documents or copies thereof, notebooks or the like, or optical, electromagnetic or machine-readable media) embodying any Confidential Information or any original, copies or summaries of any business information, research material, source code, object code, software, firmware, hardware, manuals, schematics, diagrams, drafts, ideas, or records involving or in any way relating to the research and development, operations, business, prospective business, customers, or potential customers of the Company. If so requested by Employee's immediate supervisor or by any officer of the Company, Employee will provide the Company with a list of all items taken by Employee upon termination of employment together with a certification in writing that such items do not constitute Confidential Information of the Company. If so requested, Employee will allow the Company to make a copy of all such items for archive purposes. Employee also agrees that Employee will not destroy or erase any data or information in any form (including documents or copies thereof, notebooks or the like, or optical, electromagnetic or machine-readable media) located in or stored in the Company's computers or files located on the Company's premises, nor will Employee transfer by electronic mail means or otherwise to Employee or to any third party located away from the Company's premises any data or information stored or recorded in the Company's computers, magnetic or optical media or files.

         The restrictions on disclosure contained herein shall apply (i) whether or not the information was obtained by the Company from third parties; and (ii) whether or not such Confidential Information has been identified by the Company as confidential.

         If Employee is requested or required pursuant to applicable law by any governmental authority to disclose any Confidential Information, he shall provide the Company with prompt written notice of such request or requirement so that the Company may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, Employee is legally compelled to disclose such Confidential Information, he may without liability under this Agreement, disclose that portion of the Confidential Information which he is legally compelled to disclose.

         The Company acknowledges that Employee has and shall have rights to maintain interests and responsibilities with business entities other than the Company whose business interests are similar to or may overlap with the Company's business. Those entities in which Employee holds more than 5% ownership interest have been disclosed to the Company and are hereby disclosed at Addendum B attached hereto. Employee shall not be required to divest any of Employee's interest or management responsibilities in any of the entities disclosed at Addendum B. Furthermore, and notwithstanding any of the foregoing provisions of this Section F, the provisions of this Section F shall not apply to any portion of the Confidential Information that: (i) becomes a matter of public knowledge through no fault of Employee; (ii) is rightfully received by Employee from a third party, including any entity identified and disclosed at Addendum B; (iii) was known to the Employee before his receipt from the Company; or (iv) is independently developed by Employee, individually or in connection with management of any of the entities identified and disclosed at Addendum B, provided that such development is effected without use of the Company's Confidential Information.

         G. Other Property of the Company - All documents, notebooks, encoded media, and other tangible items provided to Employee by the Company or prepared, generated or created by Employee or others in connection with any business activity of the Company are the property of the Company. Upon termination of Employee's employment with the Company, Employee will promptly deliver to the Company all such documents, media and other items in Employee's possession, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents, media, items or information contained therein.

         Employee will neither have nor claim any right, title, or interest in any trademark, service mark or trade name owned or used by the Company.

         H. Inventions and Works of Authorship - Employee hereby irrevocably assigns to the Company all of Employee's right, title and interest in and to any and all Inventions and Works of Authorship made, generated or conceived by Employee within the scope of and during the period of Employee's employment with the Company, and Employee agrees to and shall disclose all such Inventions and Works of Authorship to the Company in writing. As used herein, "Invention" means any discovery, improvement, innovation, idea, formula, or shop right (whether or not patentable, whether or not put into writing, and whether or not put into practice) made, generated, or conceived by Employee (whether alone or with others) while employed by the Company. As used herein, "Work of Authorship" means any original work of authorship within the purview of the copyright laws of the United States of America, and both the Company and Employee intend that all Works of Authorship created by Employee in the course of Employee's employment with the Company will be works made for hire within the meaning and purview of such copyright laws.

         In connection with any such Inventions or Works of Authorship, Employee agrees: (i) To disclose in writing to such person as the Company may designate (if no such person is so designated, then to the president or chief executive officer), promptly and fully all inventions, improvements or discoveries of whatever kind or description made, conceived, developed or first reduced to practice by Employee, either solely or in collaboration with others in the performance of Employee's duties, during the period of Employee's employment with the Company which relate to the present or anticipated business of the Company involving its ongoing product development or anything prepared within the scope of Employee's duties or to anything done upon the time or with the facilities (including equipment or supplies purchased or provided by the Company) or funding of the Company. All such disclosures shall be prompt and in all cases prior to any sale, offer for sale, public use, or public disclosures of such inventions, improvements, or discoveries. (ii) To do everything reasonably necessary or required, at the request of the Company, to vest in the Company Employee's entire right, title and interest in and to such inventions, improvements, and discoveries including executing all documents and performing all acts reasonably necessary or required for making application for the benefit of the Company for letters patent or copyrights in the United States and throughout the world for such inventions, improvements, and discoveries and executing assignments of such patents or applications therefor to the Company. Employee further agrees to assist and cooperate with the Company (its successors and assigns) at its request and expense in any controversy or proceeding involving or relating to such inventions, improvements, and discoveries including any patents which may issue thereon. (iii) To keep and maintain, or assist in keeping and maintaining, such records (such as a laboratory notebook properly and periodically witnessed and understood) as will show the conception, reduction to practice and operation of all of the aforesaid inventions, improvements or discoveries as well as such other records as the Company may request, which records shall be and remain the property of, and available to, the Company. (iv) To adequately document all source code developed by Employee for or on behalf of the Company or any client or potential client of the Company. Source code documentation shall be considered adequate if it is sufficient to allow a programmer who is familiar with the language in which the source code is written, but who is unfamiliar with the source code or the purpose of the program or subroutine for which it is written, to read and understand the source code as written. (v) To refrain from revealing to any person, unless authorized in writing by the Company or its duly authorized representative, any information concerning its inventions, improvements or discoveries. (vi) Except as noted at the end of this Agreement or attached hereto, there are at present no inventions, improvements or discoveries that have been made, conceived or first reduced to practice by me, either solely or in collaboration with others, which Employee desires to remove from the operation of this Agreement.

         Employee will execute and assign any and all applications, assignments, and other documents and will render all assistance which may be reasonably necessary for the Company to obtain patent, copyright, or any other form of intellectual property protection in all countries. The Company will pay Employee $500.00 for each patent issued to the Company upon which Employee's name appears as an inventor. For purposes of this Agreement, any Invention relating directly to the business of the Company or to the Company's actual or demonstrably anticipated research or development with respect to which Employee files a patent application within one year after termination of employment with the Company shall be presumed to be an Invention conceived by Employee during the period of Employee's employment with the Company, rebuttable only by accurate, written and duly corroborated evidence that such Invention was not first conceived by Employee until after the termination of employment with the Company.

         THE FOREGOING PROVISIONS OF THIS SECTION H DO NOT APPLY TO ANY INVENTION OR WORK OF AUTHORSHIP FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR CONFIDENTIAL INFORMATION OF THE COMPANY WERE USED AND WHICH WAS DEVELOPED ENTIRELY ON EMPLOYEE'S OWN TIME OR WITHIN THE SPECIFIC SCOPE OF EMPLOYEE'S MANAGEMENT OF OR DUTIES TO ANY OF THE ENTITIES WHICH ARE DISCLOSED AT ADDENDUM B, AND (1) WHICH DOES NOT RELATE (a) DIRECTLY TO THE BUSINESS OF THE COMPANY OR
(b) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (2) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY EMPLOYEE SPECIFICALLY FOR THE COMPANY. HOWEVER, NOTWITHSTANDING COMPANY'S ACKNOWLEDGEMENT OF EMPLOYEES INTERESTS IN AND DUTIES TO THOSE BUSINESS ENTITIES IDENTIFIED AT ADDENDUM B, NOTHING HEREIN SHALL RESTRICT OR LIMIT THE GENERAL FIDUCIARY DUTY OF LOYALTY OWED BY EMPLOYEE TO THE COMPANY.

         Employee hereby grants to the Company, its successors and assigns an perpetual, unlimited, unrestricted, royalty-free, fully paid-up, worldwide and nonexclusive right and license, with the right to grant licenses and sublicenses to others without accounting to Employee, with respect to all Background Rights and all proprietary rights therein or based thereon. As used herein, "Background Rights" means all source code, object code, programmable array logic, data, documentation, software and information, in whatever form, used by Employee in the Company's business and not first created or produced by Employee as a result of Employee's employment by the Company, but included in and necessary to any work product produced by Employee in the Company's business.

         I. Restrictive Covenants - During the term of this Agreement, including all extensions, even if earlier terminated, and for one year thereafter, Employee shall not, except as otherwise specifically provided for herein:

              solicit business related in any nature to the Company's business (as that business exists from time to time over the period of Employee's employment) from any person, firm or entity which was a customer of the Company at any time within one (1) year preceding the end of Employee's term of employment;

              induce or attempt to induce any such customer of the Company to reduce its business with the Company;

              solicit business similar to or related to the Company's business from any potential customer which the Company has solicited or with which the Company has had active discussions concerning potential business at any time during the one (1) year preceding the end of Employee's term of employment;

              either directly or indirectly engage in competition with the Company or its affiliates, subsidiaries or parent, anywhere in the world;

              engage directly or indirectly as a proprietor, partner, shareholder, director, officer, employee, agent, consultant, sales representative or in any other capacity or manner whatsoever, (except for ownership of a less than 5% stock ownership interest in a publicly-traded corporation), in any business activity competitive with the business of the Company or its affiliates, subsidiaries or parent, anywhere in the world; and

              induce or attempt to induce, directly or indirectly, any person who is at the time employed by the Company to leave such employment, interfere with or disrupt the Company's relationship with any of its employees or customers or solicit any person employed by the Company.

         Employee expressly recognizes and acknowledges that the Company is engaged in a business which is highly competitive, technology-intensive, and world-wide in scope, and that any knowledge of the Confidential Information or business affairs of the Company would give a competitor or potential competitor unfair competitive advantage over the Company; that the Company's activities are world-wide in character; that employment, directly or indirectly, of the Employee anywhere in the area in which the Company conducts its business would give to such competitor an unfair competitive advantage; and that the Employee possesses valuable skills and knowledge which he has a legitimate right to exploit. In recognition of the above, Employee hereby expressly agrees that the restrictions on competition by Employee contained in this paragraph are reasonable, will not overburden Employee and are in the best interests of both the Company and Employee.

         NOTWITHSTANDING ANY OF THE FOREGOING, EMPLOYEE SHALL NOT BE DEEMED TO VIOLATE ANY OF THE FOREGOING RESTRICTIVE COVENANTS BY VIRTUE OF EMPLOYEES EXISTING AND CONTINUING INTEREST IN AND DUTIES TO OR FOR THOSE ENTITIES IDENTIFIED AT ADDENDUM B, INCLUDING THOSE WHICH MAY, FROM TIME TO TIME, BE INVOLVED IN GENERAL BUSINESS PURSUITS SIMILAR TO THE COMPANY'S BUSINESS, AS THAT BUSINESS EXISTS OR MAY HEREAFTER EVOLVE.

         Employee shall not be bound by the Restrictive Covenants contained in this paragraph I., nor any other obligations hereunder, if the Company terminated Employee without Cause or if Employee terminates his employment for Good Reason within the first year of the term of this Agreement.

         J. Unfair Competitive Activities - During Employee's employment with the Company, Employee will not plan, organize, or engage in any business competitive with the Company or conspire with others to do so. Provided that Employee otherwise preserves the Company's Confidential Information and satisfies fiduciary duties owed to the Company by virtue of Employee's position eith the Company Employee's involvement in ownership and management of the entities disclosed at Addendum B shall not be deemed to violate the covenants of this Section J.

         K. Conflicts of Interest - Employee will not become involved in a situation which creates a conflict of interest, including but not limited to being connected directly or indirectly with any business (as owner, officer-director, participant, licensee, consultant, shareholder, or the recipient of wages) which is involved with any aspect of Employee's duties or which is in direct or indirect competition with the Company, except as specifically provided herein. Employee has disclosed to the Company Employee's interests in those entities identified at Addendum B and shall report immediately any circumstances or situations arising in the future that involve Employee in an actual conflict of interest. This duty of disclosure includes the reporting of any gifts, entertainment, or any other personal favors, exceeding $500 in value, given to or received from anyone with whom the Company has or is likely to have any business dealings which go beyond common courtesies usually associated with accepted business practice.

         L.       Termination and Termination Payments and Rights.

         Employee has the right to terminate his employment by the Company upon not less than one (1) month prior written notice to the Company. In the event of such election, Employee's employment shall terminate effective upon the date set forth in such notice. In such event, the Company shall pay Employee all compensation (including base salary as well as any bonus that has been earned on or prior to the date of termination) due him to the date of termination.

         The Company shall have the right to terminate Employee's employment without Cause (as defined below) upon not less than thirty (30) days prior written notice to Employee. If (i) the Company shall terminate Employee's employment without Cause, or (ii) Employee shall terminate his employment for Good Reason (as defined below), the Company shall pay Employee all compensation and benefits due him through the expiration of the term hereof, set forth in paragraph D, or for three (3) months after termination, whichever is later. Such compensation and benefits include, but not limited to, salary at the highest rate paid to Employee prior to such termination, and the continuation of all Employee benefits and perquisites provided to Employee prior to the date of such termination

         The Company shall have the right to terminate Employee's employment with Cause upon written notice to Employee. In such event, the Company shall pay Employee all compensation due him to the date of his termination.

         For purposes of this Agreement:

                  1. "Cause" shall mean (i) Employee's failure to honor covenants or agreements under Sections F, G, H, I, J or K of this Agreement, after notice of the failure and opportunity to refrain from such violative activity or otherwise cure such failure or other willful and repeated failure to comply with a lawful written direction of the board, (ii) gross negligence or willful misconduct in the performance of duties to the Company and/or its subsidiaries, causing material harm to the Company and its subsidiaries, taken as a whole, (iii) commission of any act of criminal fraud with respect to the Company and/or its subsidiaries, or (iv) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company and/or its subsidiaries as determined in good faith by the board of directors. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by Employee in bad faith. In addition, no act or omission will constitute Cause unless (i) a resolution finding that cause exists, has been approved by the majority of all of the members of the board at a meeting at which Employee is allowed to appear with his legal counsel and (ii) the Company has given detailed written notice thereof to Employee and, where remedial action is feasible, he then fails to remedy the act or omission within a reasonable time after receiving such notice.

                  2. "Good Reason" shall mean the occurrence of any of the following events: (i) a reduction by the Company or its successor, of Employee's base salary in effect from time to time hereunder; (ii) a requirement by the Company, without good reason, that Employee relocate his residence from the State of Florida; or (iii) the Company's material breach of this Agreement.

         M. Indemnification - If Employee is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that Employee is or was an officer or Employee of the Company or serves or served any other corporation in any capacity at Company's request, Employee shall be indemnified by the Company, and the Company shall pay Employee's related expenses, including reasonable attorneys' fees, when and as occurred, all to the fullest extent permitted by law.

         N. Successors - Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume in writing the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the rights  of  the  parties  hereunder  shall  inure  to  the  benefit  of,  and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         O. Notice - Any notice required to be given under this Agreement shall be sufficient if sent by certified or registered mail, postage prepaid, return receipt requested, to the address of each respective party as is set forth under the signature lines or as such other address a party may designate from time to time in writing to the other party.

         P. Remedies - The covenants set forth in Sections F, G, H, I and K shall survive termination of this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The specific breach of any portion of Sections F, G, H, I and K by Employee would cause irreparable injury to the Company, which injury would not be adequately compensable in money damages and the Company would not have an adequate remedy at law. Accordingly, Employee agrees that the Company shall be entitled, in addition to other remedies and damages available, to equitable remedies, including, but not limited to, an affirmative or negative injunction (without necessity of posting or filing a bond or other security) to restrain violation hereof by Employee or by partners, agents, servants, employers, employees, and all persons acting for or with Employee. Employee also acknowledges that said equitable relief, including an injunction, would not be adverse to the public interest.

         If any action is commenced to interpret this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

         In the event that Employee violates any of Employee's covenants or agreements contained in Sections F, G, H, I and K the Company shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which Employee directly or indirectly shall have realized or may realize relating to, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity or otherwise under this Agreement.

         Q. Obligations Unconditional - The obligations of the parties under this Agreement are unconditional and do not depend upon the performance of any agreements, duties, obligations, or terms outside this Agreement.

         R. Applicable Law - This Agreement is executed and delivered within the State of Utah and Employee agrees that it shall be construed, interpreted and in accordance with the laws of that state. The court and authorities of the State of Utah and the Federal District Court for the District of Utah shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution, interpretation and compliance with this Agreement, and Employee hereby waives any other jurisdiction and venue to which Employee may be entitled by virtue of domicile or otherwise and irrevocably submits to the jurisdiction of such courts with respect to all matters arising under or relating to this Agreement. Further, should Employee initiate or bring a suit or action in any state other then the State of Utah, Employee admits and agrees that upon application by the Company said suit shall be dismissed without prejudice and filed in a court in the State of Utah.

         S. Assignment - The Company may, subject to the requirements of paragraph N, assign this Agreement or its rights hereunder to any parent, affiliate, shareholder, or successor of the Company, or to any person or entity which purchases substantially all of the assets of the Company. Employee may not transfer or assign this Agreement or any of Employee's rights or obligations under this Agreement.

         T. Binding Effect and Benefit - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal and personal representatives, successors and permitted assigns.

         U. Severability - Every provision of this Agreement shall be construed, to the extent possible, so as to be valid and enforceable. If any provision of this Agreement so construed is held by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, such provision shall be deemed severed from this Agreement, and all other provisions shall remain in full force and effect.

         V. Entire Agreement - This Agreement sets forth the entire agreement and understanding between the Company and Employee regarding the subject matter hereof and supersedes all prior agreements and understandings regarding the same subject matter. This Agreement may be modified or amended only by a written document duly signed by both the Company and Employee.

         W. Modification of Agreement - No waiver or modification of this Agreement or of any term or condition herein contained shall be valid unless in it is in writing and signed by Company and Employee, nor shall any waiver or modification of this Agreement not duly executed as provided herein be deemed to be a part of this Agreement under any circumstances. No one has authority, actual or implied, to modify this Agreement orally. The parties hereto further agree that the provisions of this Article may not be waived except as set forth above.

         X. Time - Time shall be of the essence with respect to this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement, delivery of which is hereby acknowledged, to be effective as of the date first above written.

                                  EMPLOYEE:

__________________                ___________________________________
Date                                        DOUGLAS SHANE HACKETT



                                  Address: ____________________________

                                           ____________________________


                                  iSHOPPER.com, Inc.


__________________                By: ________________________________
Date                               ___________________________________
                                  Its:________________________________



                                  Address: ___________________________

                                           ___________________________

                      ADDENDUM "A" TO EMPLOYMENT AGREEMENT

Employee is entitled to 1,000,000 restricted common shares of iShopper.com, Inc. stock, which entitlement shall vest in the stated amounts upon satisfaction by iShopper.com, Inc. of the following described milestones by the stated dates.

                  Goal                            Date                Shares
                 ------                          ------               ------
Acquisition of Nowseven.com for stock          12/31/1999             150,000

Establishment of new sales channels            05/01/2000             400,000

$30 million gross sales with proper
  funding to close acquisitions                12/31/2000             150,000

Establish telesales division and realize
  a total of $2 Million gross sales            08/30/2000             300,000

                       ADDENDUM B TO EMPLOYMENT AGREEMENT

Employee has disclosed his interest in the following:

1.   Hackett  Media,  Inc.:   (Subchapter  S);  President;   antique  store  and
     advertising agency.

2. JCL Holdings, Inc.: (C Corp); President; holding company for real estate; newsletter

3.   Fortune Financial Systems of Nevada, Inc., and wholly-owned subsidiaries as
     of  11/15/99:   Public  corp.;  Director  of  parent  company  and  various subsidiaries.

4.   Renegade Press, Inc.: President, Newsletter; web publishing

5.   List Mart of Florida, Inc.: List management and rental

6.   X Multimedia, Inc.: Investor; director

7.   eFinanceOne.com: Investor; director